Exhibit 99.1

Bumble Inc. Announces Third Quarter 2023 Results

Total Revenue Increased 18% to $276 Million

Bumble App Revenue Increased 23% to $222 Million

Bumble App Paying Users Increased 25% to 2.6 Million; Grew 147,000 Quarter Over Quarter

Net Earnings of $23.1 Million, Adjusted EBITDA of $75.3 Million

Share Repurchase Program Increased to $300 Million

AUSTIN, Texas, November 7, 2023 - Bumble Inc. (NASDAQ: BMBL) today reported financial results for the third quarter ended September 30, 2023.

“Our strong third quarter results reflect our powerful brand, commitment to innovation, and relentless focus on helping people connect with one another,” said Whitney Wolfe Herd, Founder and CEO of Bumble Inc. “By continuing to execute successfully on growth initiatives, we are strengthening our market leadership in online dating and making progress on the sizable opportunity beyond dating.”

Third Quarter 2023 Financial and Operational Highlights:

(All comparisons relative to the Third Quarter 2022)

•
Total Revenue increased 18.4% to $275.5 million, compared to $232.6 million. This includes a favorable impact of $4.0 million from foreign currency movements year over year.
o
Bumble App Revenue increased 22.8% to $221.8 million, compared to $180.6 million. This includes a favorable impact of $1.7 million from foreign currency movements year over year.
o
Badoo App and Other Revenue increased 3.3% to $53.7 million, compared to $52.0 million. This includes a favorable impact of $2.3 million from foreign currency movements year over year.
•
Total Paying Users increased to 3.8 million, compared to 3.3 million.
•
Total Average Revenue per Paying User ("ARPPU") increased to $23.42, compared to $22.96.
•
Net earnings were $23.1 million, or 8.4% of revenue, compared to net earnings of $26.4 million, or 11.4% of revenue.
•
Adjusted EBITDA was $75.3 million, or 27.3% of revenue, compared to $61.8 million, or 26.6% of revenue.

“Our business continued to perform well with strong top-line growth and better than expected Adjusted EBITDA in Q3,” said Anu Subramanian, Chief Financial Officer of Bumble Inc. “Our conviction in the long-term trajectory of our business is reflected in the increased share repurchase authorization and our commitment to return capital to shareholders.”

Key Operating Metrics:

The following metrics were calculated excluding paying users and revenue generated from Fruitz and Official. Please refer to the Definitions section for more information.

(In thousands, except ARPPU)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022
Bumble App Paying Users	2,604.9	2,088.1
Badoo App and Other Paying Users	1,215.6	1,202.2
Total Paying Users	3,820.5	3,290.3
Bumble App Average Revenue per Paying User	$28.38	$28.84
Badoo App and Other Average Revenue per Paying User	$12.79	$12.75
Total Average Revenue per Paying User	$23.42	$22.96

Balance Sheet:

As of September 30, 2023, total cash and cash equivalents were $439.2 million and total debt was $621.9 million.

Share Repurchase Program:

During the third quarter of 2023, there were no share repurchases under our previously announced $150.0 million share repurchase program approved by the Board of Directors. As of September 30, 2023, a total of $129.1 million remained available under the repurchase program. The Company announced today an increase in the share repurchase program authorized amount from $150.0 million to $300.0 million.

Information about Bumble's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Financial Outlook:

A reconciliation of Adjusted EBITDA to GAAP net earnings (loss) and Adjusted EBITDA margin growth to GAAP net earnings (loss) margin growth which is growth in GAAP net earnings (loss) as a percentage of revenue has not been provided for the outlook included herein as the quantification of certain items included in the calculation of GAAP net earnings (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain legal, tax and regulatory reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.

The Company anticipates Total Revenue and Adjusted EBITDA for the fourth quarter ending December 31, 2023 to be:

Fourth quarter 2023:

•
Total Revenue in the range of $272 million to $278 million, which includes:
o
Total foreign currency benefit $6 million lower than previously estimated
o
Estimated unfavorable impact of approximately $1 million from the crisis in the Middle East, primarily in Bumble App Revenue
o
Bumble App Revenue of $221 million to $225 million, which includes foreign currency benefit $4 million lower than previously estimated
•
Adjusted EBITDA in the range of $72 million to $75 million.

Actual results may differ materially from Bumble’s financial outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast Information

Bumble will host a live webcast of its conference call to discuss its third quarter 2023 financial results at 4:30 p.m. Eastern Time today, November 7, 2023. A webcast of the call and other information related to the call will be accessible on the Investors section of the Company’s website at https://ir.bumble.com. A webcast replay will be available approximately two hours after the conclusion of the live event.

Definitions

Total Revenue is the sum of Bumble App Revenue and Badoo App and Other Revenue.

Total Paying Users is the sum of Bumble App Paying Users and Badoo App and Other Paying Users.

Total Average Revenue per Paying User or Total ARPPU is a metric calculated based on Total Revenue in any measurement period (excluding any revenue generated from Fruitz and Official, advertising and partnerships or affiliates) divided by the Total Paying Users in such period divided by the number of months in the period.

Bumble App Revenue is revenue derived from purchases or renewals of a Bumble app or Bumble For Friends app subscription plan and/or in-app purchases on Bumble app or Bumble For Friends app in the relevant period.

Bumble App Paying User is a user that has purchased or renewed a Bumble app or Bumble For Friends app subscription plan and/or made an in-app purchase on Bumble app or Bumble For Friends app in a given month. We calculate Bumble App Paying Users as a monthly average, by counting the number of Bumble App Paying Users in each month and then dividing by the number of months in the relevant measurement period.

Bumble App Average Revenue per Paying User or Bumble App ARPPU is a metric calculated based on Bumble App Revenue in any measurement period, divided by Bumble App Paying Users in such period divided by the number of months in the period.

Badoo App and Other Revenue is revenue derived from purchases or renewals of a Badoo app subscription plan and/or in-app purchases on Badoo app in the relevant period, purchases on one of our other apps that we owned and operated in the relevant period, purchases on other third party apps that used our technology in the relevant period and advertising, partnerships or affiliates revenue in the relevant period.

Badoo App and Other Paying User is a user that has purchased or renewed a subscription plan and/or made an in-app purchase on Badoo app in a given month or made a purchase on one of our other apps that we owned and operated in a given month (excluding Fruitz and Official), or made a purchase on other third-party apps that used our technology in the relevant period. We calculate Badoo App and Other Paying Users as a monthly average, by counting the number of Badoo App and Other Paying Users in each month and then dividing by the number of months in the relevant measurement period.

Badoo App and Other Average Revenue per Paying User or Badoo App and Other ARPPU is a metric calculated based on Badoo App and Other Revenue in any measurement period (excluding any revenue generated from Fruitz and Official, advertising and partnerships or affiliates) divided by Badoo App and Other Paying Users in such period divided by the number of months in the period.

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP, however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We believe Adjusted EBITDA provides visibility to the underlying continuing operating performance by excluding the impact of certain expenses, including income tax (benefit) provision, interest (income) expense, net, depreciation and amortization, stock-based compensation expenses, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, interest rate swaps and investments in equity securities, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business, tax receivable agreement liability remeasurement (benefit) expense and impairment loss, as management does not believe these expenses are representative of our core earnings. We also provide Adjusted EBITDA margin, which is calculated as Adjusted EBITDA divided by revenue. In addition to Adjusted EBITDA and Adjusted EBITDA margin, we believe free cash flow and free cash flow conversion provide useful information regarding how cash provided by (used in) operating activities compares to the capital expenditures required to maintain and grow our business, and our available liquidity, after funding such capital expenditures, to service our debt, fund strategic initiatives, effectuate discretionary share repurchases and strengthen our balance sheet, as well as our ability to convert our earnings to cash. Additionally, we believe such metrics are widely used by investors, securities analysis, ratings agencies and other parties in evaluating liquidity and debt-service capabilities. We calculate free cash flow and free cash flow conversion using methodologies that we believe can provide useful supplemental information to help investors better understand underlying trends in our business.

Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, have limitations as analytical tools and should not be considered in isolation, or as substitutes for analysis of our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP.

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is defined as net earnings (loss) excluding income tax (benefit) provision, interest (income) expense, net, depreciation and amortization, stock-based compensation expense, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, interest rate swaps and investments in equity securities, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business, tax receivable agreement liability remeasurement (benefit) expense and impairment loss.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures.

Free cash flow conversion represents free cash flow as a percentage of Adjusted EBITDA.

Operating cash flow conversion represents net cash provided by (used in) operating activities as a percentage of net earnings (loss).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements reflecting the current views of management of Bumble Inc. with respect to, among other things, our operations, our financial performance and our industry and other non-historical statements, including without limitation the statements in the “Financial Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believe(s),” “expect(s),” “potential,” “continue(s),” “may,” “will,” “should,” “could,” “would,” “seek(s),” “predict(s),” “intend(s),” “trends,” “plan(s),” “estimate(s),” “anticipates,” “projection,” “will likely result” and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, the following:

•
our ability to retain existing users or attract new users and to convert users to paying users
•
competition and changes in the competitive landscape of our market
•
our ability to distribute our dating products through third parties, such as Apple App Store or Google Play Store, and offset related fees
•
the impact of data security breaches or cyber attacks on our systems and the costs of remediation related to any such incidents
•
the continued development and upgrading of our technology platform and our ability to adapt to rapid technological developments and changes in a timely and cost-effective manner
•
our ability to obtain, maintain, protect and enforce intellectual property rights and successfully defend against claims of infringement, misappropriation or other violations of third-party intellectual property
•
our ability to comply with complex and evolving U.S. and international laws and regulations relating to our business, including data privacy laws
•
foreign currency exchange rate fluctuations
•
risks relating to certain of our international operations, including geopolitical conditions and successful expansion into new markets
•
the impact of current developments in Russia, Ukraine and surrounding countries on our business and users, including the impact of our decision to discontinue our operations in Russia and remove our apps from the Apple App Store and Google Play Store in Russia and Belarus
•
affiliates of Blackstone Inc.’s (“Blackstone”) and our Founder’s control of us
•
the outsized voting rights of affiliates of Blackstone and our Founder
•
the inability to attract hire and retain a highly qualified and diverse workforce, or maintain our corporate culture
•
changes in business or macroeconomic conditions, including the impact of widespread health emergencies or pandemics and measures taken in response, lower consumer confidence in our business or in the online dating industry generally, recessionary conditions, increased unemployment rates, stagnant or declining wages, changes in inflation or interest rates, geopolitical events, political unrest, armed conflicts, including conflicts in Eastern Europe and the Middle East, extreme weather events or natural disasters

For additional information on these and other factors that could cause Bumble’s actual results to differ materially from expected results, please see our Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2023, as such factors may be updated from time to time in our subsequent periodic filings, which are accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Bumble

Bumble Inc. is the parent company of Bumble, Bumble For Friends, Badoo, Fruitz and Official. The Bumble platform enables people to build healthy and equitable relationships, through Kind Connections. Founded by CEO Whitney Wolfe Herd in 2014, Bumble was one of the first dating apps built with women at the center and connects people across dating (Bumble Date), friendship (Bumble For Friends) and professional networking (Bumble Bizz). Badoo, which was founded in 2006, is one of the pioneers of web and mobile dating products. Fruitz, founded in 2017, encourages open and honest communication of dating intentions through playful fruit metaphors. Official is an app for couples that promotes open and honest communication between partners and was founded in 2020.

Investor Contact

ir@team.bumble.com

Media Contact

press@team.bumble.com

Bumble Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share information)

(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$439,184	$402,559
Accounts receivable, net	102,007	66,930
Other current assets	42,952	31,882
Total current assets	584,143	501,371
Right-of-use assets	15,537	17,419
Property and equipment, net	13,589	14,467
Goodwill	1,584,062	1,579,770
Intangible assets, net	1,495,791	1,524,428
Deferred tax assets, net	32,379	24,050
Other noncurrent assets	7,692	31,116
Total assets	$3,733,193	$3,692,621
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$5,351	$3,367
Deferred revenue	49,305	46,108
Accrued expenses and other current liabilities	136,471	156,443
Current portion of long-term debt, net	5,750	5,750
Total current liabilities	196,877	211,668
Long-term debt, net	616,179	619,223
Deferred tax liabilities, net	8,766	8,077
Payable to related parties pursuant to a tax receivable agreement	416,754	385,486
Other long-term liabilities	14,458	14,588
Total liabilities	1,253,034	1,239,042
Commitments and contingencies
Shareholders’ Equity:
Class A common stock (par value $0.01 per share, 6,000,000,000 shares authorized; 138,003,587 shares issued and 136,683,215 shares outstanding as of September 30, 2023; 129,774,299 shares issued and outstanding as of December 31, 2022)	1,380	1,298
Class B common stock (par value $0.01 per share, 1,000,000 shares authorized; 20 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively)	—	—
Preferred stock (par value $0.01; authorized 600,000,000 shares; no shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively)	—	—
Additional paid-in capital	1,750,233	1,691,911
Treasury stock (1,320,372 and no shares as of September 30, 2023 and December 31, 2022, respectively)	(15,743)	—
Accumulated deficit	(118,058)	(139,871)
Accumulated other comprehensive income	71,911	74,477
Total Bumble Inc. shareholders’ equity	1,689,723	1,627,815
Noncontrolling interests	790,436	825,764
Total shareholders’ equity	2,480,159	2,453,579
Total liabilities and shareholders’ equity	$3,733,193	$3,692,621

Bumble Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share information)

(Unaudited)

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Revenue	$275,510	$232,639	$778,193	$661,875
Operating costs and expenses:
Cost of revenue	80,049	64,581	227,366	181,702
Selling and marketing expense	68,848	64,316	197,767	180,628
General and administrative expense	48,577	27,265	141,706	100,061
Product development expense	30,909	28,378	100,294	81,054
Depreciation and amortization expense	17,127	19,755	50,825	73,835
Total operating costs and expenses	245,510	204,295	717,958	617,280
Operating earnings (loss)	30,000	28,344	60,235	44,595
Interest income (expense), net	(5,256)	(6,866)	(16,585)	(18,446)
Other income (expense), net	252	6,545	(6,278)	24,729
Income (loss) before income taxes	24,996	28,023	37,372	50,878
Income tax benefit (provision)	(1,872)	(1,618)	(7,228)	(5,756)
Net earnings (loss)	23,124	26,405	30,144	45,122
Net earnings (loss) attributable to noncontrolling interests	6,453	8,342	8,331	14,298
Net earnings (loss) attributable to Bumble Inc. shareholders	$16,671	$18,063	$21,813	$30,824
Net earnings (loss) per share attributable to Bumble Inc. shareholders
Basic earnings (loss) per share	$0.12	$0.14	$0.16	$0.24
Diluted earnings (loss) per share	$0.12	$0.14	$0.16	$0.23

Bumble Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Cash flows from operating activities:
Net earnings (loss)	$23,124	$26,405	$30,144	$45,122
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	17,127	19,755	50,825	73,835
Impairment loss	—	—	—	4,388
Changes in fair value of interest rate swaps	3,796	(4,774)	9,029	(18,404)
Changes in fair value of contingent earn-out liability	(11,308)	(27,004)	(24,241)	(46,399)
Non-cash lease expense	893	1,106	2,640	3,479
Deferred income tax	(3,364)	(2,608)	(8,880)	(6,501)
Stock-based compensation expense	21,528	37,175	83,660	77,179
Net foreign exchange difference	(2,973)	(14,892)	(3,300)	(28,054)
Other, net	(21,460)	4,433	1,240	12,463
Changes in assets and liabilities:
Accounts receivable	(1,778)	(1,433)	(32,759)	(5,176)
Other current assets	472	(815)	(1,784)	20,261
Accounts payable	(2,770)	(684)	2,464	(9,841)
Deferred revenue	1,195	782	3,149	4,679
Legal liabilities	19,725	288	1,475	(7,130)
Lease liabilities	(1,009)	(895)	(2,991)	(3,237)
Accrued expenses and other current liabilities	18,993	185	7,664	(34,880)
Other, net	378	(22)	334	(15)
Net cash provided by (used in) operating activities	62,569	37,002	118,669	81,769
Cash flows from investing activities:
Capital expenditures	(3,559)	(3,262)	(12,769)	(11,311)
Acquisition of business, net of cash acquired	57	—	(9,820)	(69,720)
Net cash provided by (used in) investing activities	(3,502)	(3,262)	(22,589)	(81,031)
Cash flows from financing activities:
Repayment of term loan	(1,438)	(1,438)	(4,313)	(4,313)
Distributions paid to noncontrolling interest holders	(46)	—	(19,287)	—
Share repurchases	—	—	(20,890)	—
Withholding tax paid on behalf of employees on stock-based awards	(2,171)	(1,158)	(13,865)	(7,352)
Net cash provided by (used in) financing activities	(3,655)	(2,596)	(58,355)	(11,665)
Effects of exchange rate changes on cash and cash equivalents	2,419	6,100	(2,117)	13,641
Net increase (decrease) in cash and cash equivalents and restricted cash	57,831	37,244	35,608	2,714
Cash and cash equivalents and restricted cash, beginning of the period	384,819	334,645	407,042	369,175
Cash and cash equivalents and restricted cash, end of the period	442,650	371,889	442,650	371,889
Less restricted cash	(3,466)	(6,784)	(3,466)	(6,784)
Cash and cash equivalents, end of the period	$439,184	$365,105	$439,184	$365,105

Bumble Inc.

Reconciliation of GAAP to NON-GAAP Financial Measures

(Unaudited)

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA and Reconciliation of Net Cash Provided By (Used in) Operating Activities to Free Cash Flow

(In thousands, except percentages)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Net earnings (loss)	$23,124	$26,405	$30,144	$45,122
Add back:
Income tax (benefit) provision	1,872	1,618	7,228	5,756
Interest (income) expense, net	5,256	6,866	16,585	18,446
Depreciation and amortization	17,127	19,755	50,825	73,835
Stock-based compensation expense	21,528	37,175	83,660	77,179
Employer costs related to stock-based compensation (1)	1,003	431	4,025	1,628
Litigation costs, net of insurance reimbursements (2)	16,323	249	24,874	4,089
Foreign exchange (gain) loss (3)	(3,905)	(1,551)	(2,439)	(6,050)
Changes in fair value of interest rate swaps(4)	3,796	(4,774)	9,029	(18,404)
Transaction and other costs(5)	463	2,705	1,994	6,869
Changes in fair value of contingent earn-out liability	(11,308)	(27,004)	(24,241)	(46,399)
Changes in fair value of investments in equity securities	2	(38)	178	(38)
Impairment loss(6)	—	—	—	4,388
Adjusted EBITDA	$75,281	$61,837	$201,862	$166,421
Net earnings (loss) margin	8.4%	11.4%	3.9%	6.8%
Adjusted EBITDA margin	27.3%	26.6%	25.9%	25.1%

Net cash provided by (used in) operating activities	$62,569	$37,002	$118,669	$81,769
Less:
Capital expenditures	(3,559)	(3,262)	(12,769)	(11,311)
Free cash flow	$59,010	$33,740	$105,900	$70,458
Operating cash flow conversion	270.6%	140.1%	393.7%	181.2%
Free cash flow conversion	78.4%	54.6%	52.5%	42.3%

(1)
Represents employer portion of Social Security and Medicare payroll taxes domestically, National Insurance contributions in the United Kingdom and comparable costs internationally related to the settlement of equity awards.
(2)
Represents certain litigation costs and insurance proceeds associated with pending litigations or settlements of litigation.
(3)
Represents foreign exchange (gain) loss due to foreign currency transactions.
(4)
Represents fair value (gain) loss on interest rate swaps.
(5)
Represents transaction costs related to acquisitions and our offerings such as legal, accounting, advisory fees and other related costs. Amount in 2022 also includes employee-related restructuring costs directly associated with our decision to discontinue our operations in Russia including severance benefits, relocation and advisory fees.
(6)
Represents impairment loss of a right-of-use asset related to our Moscow office.

Supplementary Information (Unaudited)

Stock-Based Compensation Expense

(In thousands)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Cost of revenue	$542	$807	$2,800	$2,726
Selling and marketing expense	2,469	3,779	7,191	4,547
General and administrative expense	10,352	22,461	44,029	43,959
Product development expense	8,165	10,128	29,640	25,947
Total stock-based compensation expense	$21,528	$37,175	$83,660	$77,179

Reconciliation of GAAP costs and expenses to non-GAAP costs and expenses by function

(In thousands)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Cost of revenue GAAP	$80,049	$64,581	$227,366	$181,702
Stock-based compensation expense	(542)	(807)	(2,800)	(2,726)
Payroll tax expense related to stock-based compensation	(42)	(22)	(197)	(84)
Transaction and other costs	—	14	—	(125)
Cost of revenue non-GAAP	$79,465	$63,766	$224,369	$178,767

(In thousands)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Selling and marketing expense GAAP	$68,848	$64,316	$197,767	$180,628
Stock-based compensation expense	(2,469)	(3,779)	(7,191)	(4,547)
Payroll tax expense related to stock-based compensation	(72)	(27)	(309)	(197)
Transaction and other costs	—	—	—	(34)
Selling and marketing expense non-GAAP	$66,307	$60,510	$190,267	$175,850

(In thousands)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
General and administrative expense GAAP	$48,577	$27,265	$141,706	$100,061
Changes in fair value of contingent earn-out liability	11,308	27,004	24,241	46,399
Litigation costs, net of insurance proceeds	(16,323)	(249)	(24,874)	(4,089)
Stock-based compensation expense	(10,352)	(22,461)	(44,029)	(43,959)
Payroll tax expense related to stock-based compensation	(193)	(113)	(1,239)	(470)
Transaction and other costs	(463)	(2,882)	(1,994)	(5,657)
Impairment loss	—	—	—	(4,388)
General and administrative expense non-GAAP	$32,554	$28,564	$93,811	$87,897

(In thousands)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Product development expense GAAP	$30,909	$28,378	$100,294	$81,054
Stock-based compensation expense	(8,165)	(10,128)	(29,640)	(25,947)
Payroll tax expense related to stock-based compensation	(696)	(269)	(2,280)	(877)
Transaction and other costs	—	163	—	(1,053)
Product development expense non-GAAP	$22,048	$18,144	$68,374	$53,177

(In thousands)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Total operating costs and expenses GAAP	$245,510	$204,295	$717,958	$617,280
Depreciation and amortization expense	(17,127)	(19,755)	(50,825)	(73,835)
Changes in fair value of contingent earn-out liability	11,308	27,004	24,241	46,399
Litigation costs, net of insurance proceeds	(16,323)	(249)	(24,874)	(4,089)
Stock-based compensation expense	(21,528)	(37,175)	(83,660)	(77,179)
Payroll tax expense related to stock-based compensation	(1,003)	(431)	(4,026)	(1,628)
Transaction and other costs	(463)	(2,705)	(1,994)	(6,869)
Impairment loss	—	—	—	(4,388)
Total operating costs and expenses non-GAAP	$200,374	$170,984	$576,820	$495,691